Exhibit 10.2

EXCHANGE AGREEMENT

by and among

CELL THERAPEUTICS, INC.,

and

THE INVESTORS LISTED ON SCHEDULE I HERE TO

dated

April 24, 2006

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT, dated as of April 24, 2006 (this “Agreement”), is entered into by and between Cell Therapeutics, Inc., a Washington corporation with its principal offices located at 501 Elliott Avenue West 400, Seattle, Washington 98119 (the “Company”), and each of the entities listed on Schedule I attached hereto (each an “Existing Bondholder” and together the “Existing Bondholders”).

WHEREAS, each of the Existing Bondholders holds that amount of the Company’s 5.75% Convertible Senior Subordinated Notes due June 15, 2008 (the “Senior Subordinated Notes”) and that amount of the Company’s 5.75% Convertible Subordinated Notes due June 15, 2008 (the “Subordinated Notes” and, together with the Senior Subordinated Notes, the “Existing Notes”) as set forth across from each such Existing Bondholder’s name on Schedule I attached hereto;

WHEREAS, the board of directors of the Company has authorized the issuance by the Company of its 7.5% Convertible Senior Notes due April 26, 2011 (the “Senior Notes”), which are convertible at the option of the holder into shares of the Company’s common stock, no par value (the “Common Stock” and, together with the Senior Notes, the “Securities”) pursuant to the terms of the Indenture, to be dated as of or around April 26, 2006, by and between the Company and U.S. Bank National Association (the “Trustee”);

WHEREAS, the Company and each of the Existing Bondholders propose to exchange the principal amount of the Existing Notes for the principal amount of the Senior Notes (the “Exchange”), set forth across from such Existing Bondholder’s name on Schedule I attached hereto subject to the terms and conditions contained herein; and

WHEREAS, such Exchange shall be conditioned upon (i) the exchange of the principal amount of the Existing Notes as set forth on Schedule I hereto and (ii) the closing of the Purchase Agreement dated April 24, 2006 (the “New Issuance”).

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties to this Agreement agree as follows:

1. Exchange of Notes. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein:

1.1 Cancellation of Old Notes. Pursuant to Section 2.10 of each indenture (the “Relevant Indenture”) relating to the Existing Notes, each Existing Bondholder hereby agrees to deliver such Existing Bondholder’s Existing Notes to the Trustee for cancellation in connection with the Exchange. The Existing Bondholders acknowledge that the cancellation of the Existing Notes shall have the effects specified in the Relevant Indenture governing the applicable Existing Notes.

1.2 Private Placement of Senior Notes. In consideration of and for such Exchange, the Company agrees to issue each Existing Bondholder that number of Senior Notes set forth opposite such Existing Bondholder’s name under the column “Senior Notes Received” on Schedule I hereto. The issuance of the Senior Notes to the Existing Bondholders will be made without registration of the Senior Notes under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”), in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act and in reliance on similar exemptions under state securities or “blue sky” laws. Each Existing Bondholder acknowledges that the Company is relying upon the truth and accuracy of, and the Existing Bondholder’s compliance with, its representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of the Existing Bondholder for the Exchange. Each Existing Bondholder acknowledges that the Senior Notes may not be transferred, sold or otherwise disposed of (collectively a “Transfer”) unless registered under the Securities Act, or pursuant to an exemption therefrom. Each Existing Bondholder acknowledges and agrees that the Senior Notes will bear customary legends and restrictions on transfer to such effect.

1.3 Registration Rights. Concurrently with the execution and delivery hereof, the Company and the Existing Bondholders have entered into a Registration Rights Agreement in substantially the form of Exhibit A hereto (the “Registration Rights Agreement”). The Existing Bondholders and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, pursuant to which the Company will agree, among other things, to file (i) a registration statement (the “Registration Statement”) on the appropriate form with the Securities and Exchange Commission (the “Commission”) registering the resale of the Securities under the Securities Act, and (ii) to use its best efforts to cause any such Registration Statement to be declared effective.

2. Closing Date.

2.1 Conditionality of Closing. The closing of the Exchange shall be subject to the prior closing of the New Issuance. No party hereto shall have an obligation to close the transaction contemplated hereunder, and this Agreement shall be rescinded without any liability or obligation on the part of any party, if the New Issuance has not closed prior thereto. In addition, the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date (as defined below) as though made at that time (except for representations and warranties that speak as of a specific date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

2.2 Closing Mechanics. The closing of the transactions contemplated by this Agreement shall occur at the offices of O’Melveny & Myers LLP, 275 Battery Street, Suite 2600, San Francisco, California 94111, or such other location as may be mutually acceptable in each case at 9:00 a.m., San Francisco time, on April 26, 2006 or at such other time on the same date or such other date as the Existing Bondholders and the Company shall agree in writing (such time and date, the “Closing Date”). At least 24 hours prior to the Closing Date and pursuant to the terms of the indenture governing the Senior Notes, the Company shall cause the Trustee to register one or more global securities representing the Senior Notes in the name of Cede & Co., the nominee of the Depositary Trust Company (“DTC”), and the Existing Bondholders shall instruct their broker or other participant in the DTC Fast Automated Securities Transfer Program to transfer and deliver the Existing Notes to the Trustee via a “one-sided withdrawal”. On the

Closing Date, the Company shall cause the Trustee to credit such aggregate amount of Senior Notes to such Existing Bondholder’s or its designee’s balance account, as set forth on Schedule I attached hereto, or, if delivery through DTC is unavailable, such Senior Notes to be delivered to the Existing Bondholders no later than three (3) business days after the Closing Date.

3. Agreements of the Company.

3.1 The Company shall cause the shares of Common Stock issuable upon conversion of the Senior Notes, when issued, to be duly included for quotation on the Nasdaq National Market, as promptly as practicable subject to applicable laws and regulations, but in no event later than thirty (30) days following the Closing Date. The Company shall ensure that the shares of Common Stock issuable upon conversion of the Senior Notes are included for quotation on the Nasdaq National Market for so long as the Common Stock is included for quotation on the Nasdaq National Market or such other national securities exchange and/or automated quotation system, if any, upon which the Common Stock is then listed for so long as any Senior Notes remain outstanding.

3.2 During the period from the Closing Date until the earlier of two years after the Closing Date and such time as the Senior Notes no longer constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will make available, upon request, to any such seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act (the “Rule 144A Information”), to the extent that the Company has not yet filed such Rule 144A Information pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3.3 On or prior to the tenth (10th) business day following the Closing Date, the Company will (i) cause the Senior Notes to be included for quotation on the PORTAL Market, and (ii) cause the Senior Notes to be eligible for clearance and settlement through DTC.

3.4 The Company will, at all times, authorize, reserve and keep available, free of preemptive rights, enough shares of Common Stock for the purpose of enabling the Company to satisfy its obligations to issue Common Stock upon conversion of the Senior Notes.

3.5 In the case of the transactions contemplated by the Registration Rights Agreement, the Company will obtain all necessary consents, orders, registrations, approvals, authorizations and qualifications as may be required under the Securities Act and any applicable state securities or “blue sky” laws.

3.6 Other than the disclosure of the existence of this Agreement and the transactions contemplated hereby, after the date hereof, the Company shall not provide to any Existing Bondholder any information that constitutes material, nonpublic information unless requested by such Existing Bondholder. In the event that the Company provides any Existing Bondholder any information that constitutes material, nonpublic information, the Company shall promptly publicly disclose such information or obtain the consent of the Existing Bondholder to not publicly disclose such information.

3.7 On or prior to two (2) business days following the Closing Date, the Company will file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby and in the Registration Rights Agreement in the form required by the Exchange Act.

4. Representations and Warranties of the Company. As of the date hereof, the Company represents and warrants to the Investors that:

4.1 The Company has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and to issue the Senior Notes in accordance with the terms hereof. This Agreement has been duly and validly authorized, executed and delivered by the Company and when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Existing Bondholder), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) (the “Enforceability Exceptions”);

4.2 The Company has the requisite power and authority to execute, deliver and perform its obligations under the Senior Notes. The Senior Notes have been duly and validly authorized by the Company for issuance and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and exchanged for the Existing Notes in accordance with the terms hereof, will have been duly executed, issued and delivered and free from all taxes, liens and charges with respect to the issuance thereof and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms except that the enforcement thereof may be limited by the Enforceability Exceptions and will be convertible into Common Stock in accordance with their terms. The Common Stock issuable upon the conversion of the Senior Notes will, when issued, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof;

4.3 The Company has the requisite power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and when executed and delivered by the Company (assuming the due authorization, execution and delivery) will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except that the enforcement thereof may be limited by the Enforceability Exceptions;

4.4 The Company has the requisite power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company and meets the requirements for qualification under the Trust Indenture Act of 1939, as amended, and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions;

4.5 As of their respective filing dates, each of the Company’s (i) Annual Report on Form 10-K for the year ended December 31, 2005, (ii) Current Reports on Form 8-K filed with the Commission on March 31, 2006, and April 11, 2006, (iii) Proxy Statement for the annual meeting of stockholders of the Company held on June 17, 2005, and (vi) the Company’s registration statement on Form 8-A/A, filed with the Commission on January 10, 2003 (all such documents listed in clauses (i) through (iv) above (including documents filed thereunder as incorporated therein) are referred to herein as the “Incorporated Documents”) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder applicable to the Incorporated Documents, and no Incorporated Document contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading. As of their respective filing dates, the financial statements of the Company included in the Incorporated Documents complied as to form in all material respects with then applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States, applied consistently with the past practices of the Company, and as of their respective dates, fairly presented in all material respects the financial position of the Company and the results of its operations as of the time and for the periods indicated therein (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q, and Regulations S-K and S-X of the Commission);

4.6 The Company is not required to obtain any permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, a “Consent”) or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof. All Consents, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, except such Consents as may be required under the rules of the Nasdaq National Market or state securities or “blue sky” laws or the approval of the Commission of a resale registration statement on Form S-3 as contemplated by the Registration Rights Agreement. The Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Nasdaq National Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

4.7 The authorized, issued and outstanding capital stock of the Company as of December 31, 2005 is as set forth in the Incorporated Documents. Except as disclosed in the Incorporated Documents, all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable federal, state and foreign securities laws and are not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company any Common Stock or other security of the Company or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security;

4.8 Neither the Company nor any person acting on its behalf is engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities pursuant to this Agreement. Neither the Company nor any of its affiliates has taken any action which would require the offer and sale of the Securities to be integrated with any other offer or sale of any other securities of the Company in a manner which would require such offer and sale to be registered under the Securities Act. The Existing Bondholders acknowledge that the Company is relying, in part, on the Black Box and Squadron line of no-action letters issued by the Commission in making this representation;

4.9 As of the date that the Company files its Current Report on Form 8-K related to this Agreement, the Company confirms that neither it nor any other person acting on its behalf will have provided any of the Existing Bondholders or their respective agents or counsel with any information that constitutes material, nonpublic information. The Company understands and confirms that the Existing Bondholders will rely on the foregoing representation in effecting transactions in the Securities;

4.10 The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for persons engaged by any Existing Bondholder) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees payable to CRT Capital Group LLC. The Company shall pay, and hold each Existing Bondholder harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment;

4.11 The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its Amended and Restated Certificate of Incorporation or the laws of the State of Washington or the Rights Agreement dated as of November 11, 1996, between the Registrant and Harris Trust Company of California, as amended by the First Amendment to Rights Agreement dated as of November 20, 2002, between the Registrant, Harris Trust Company of California and Computershare Investor Services, LLC which is or could become applicable to any Existing Bondholder as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Existing Bondholder’s ownership of the Securities;

4.12 During the period beginning on the day the transaction contemplated by the Agreement is consummated (the “Closing Date”) until two years after the Closing Date, without the prior written consent of the Existing Bondholders, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144(a) under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them;

4.13 The Securities are eligible for resale under Rule 144A under the Securities Act and meet the requirements of Rule 144A(d)(3); and

4.14 The issuance and delivery of the Senior Notes to the Existing Bondholders will not violate: (i) the Company’s charter documents; (ii) any agreement to which the Company is a party, including any indenture; or (iii) assuming the accuracy of the Existing Bondholders representations and warranties herein, any applicable federal or state statute, rule or regulation or other law, order or decree applicable to the Company.

5. Representations and Warranties of the Existing Bondholders. As of the date hereof, each Existing Bondholder, severally and not jointly, represents and warrants to the Company that:

5.1 Such Existing Bondholder will convey to the Company good title to the Existing Notes, free of all liens, claims and encumbrances;

5.2 Such Existing Bondholder is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (a “QIB”) and an “accredited investor” within the meaning of Regulation D under the Securities Act, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of the transactions contemplated hereby;

5.3 Such Existing Bondholder is not an “affiliate” of the Company within the meaning of Rule 144 under the Securities Act;

5.4 Such Existing Bondholder will not offer or sell the Senior Notes other than to QIBs in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A unless there is an effective registration statement related to the resale by such Existing Bondholder of the Senior Notes, or pursuant to any other exemption from registration;

5.5 Such Existing Bondholder agrees that no form of general solicitation or advertising (within the meaning of Regulation D under the Securities Act) has been or will be used by the Existing Bondholder or any of its representatives in connection with the Exchange, including, without limitation, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

5.6 Such Existing Bondholder understands that nothing in the Agreement or any other materials presented to such Existing Bondholder in connection with the Exchange constitutes legal, tax or investment advice. Such Existing Bondholder acknowledges that it must rely on legal, tax and investment advisors of its own choosing in connection with the Exchange;

5.7 The Existing Bondholder understands that no United States federal or state or foreign agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Senior Notes;

5.8 This Agreement has been duly authorized, executed and delivered by such Existing Bondholder; and

5.9 Such Existing Bondholder owns the Existing Notes indicated on Schedule I attached hereto and is organized in the jurisdiction indicated on Schedule I attached hereto.

6. Survival of Representations and Warranties. The agreements of the Company, as set forth herein in Section 3, and the respective representations and warranties of the Company and the Existing Bondholders as set forth herein in Sections 4 and 5, respectively, shall survive the Closing Date.

7. Termination. This Agreement may be terminated at any time on or prior to the Closing Date with the written consent of each Existing Bondholder and the Company.

8. Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company to Cell Therapeutics, Inc., 201 Elliott Avenue West, Suite 400, Seattle, Washington 98119, Attention: Louis A. Bianco, with a copy to Michael Kennedy, Esq., and David Miscia, Esq., O’Melveny & Myers LLP, 275 Battery Street, Suite 2600, San Francisco, California 94111 and (ii) if to an Existing Bondholder, to the address indicated on Schedule I attached hereto or in any case to such other address as the person to be notified may have requested in writing.

9. Governing Law; Jurisdiction; Service of Process; No Jury Trial. This Agreement shall be governed and construed in accordance with the laws of the State of New York, including without limitation, Section 5-1401 of the New York General Obligations Law. Each party to this Agreement consents to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York in connection with any suit, action or proceeding arising out of or relating to this Agreement, and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in either of such jurisdictions. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address in accordance with the notice provisions of this section. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party to this Agreement waives its right to a trial by jury.

10. Counterparts. This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused their respective signatures to this Agreement to be duly executed as of the day and year first written above.

CELL THERAPEUTICS, INC.

By:	/s/ JAMES A. BIANCO
Name:	James A. Bianco, M.D.
Title:	President & Chief Executive Officer

(Name of Existing Bondholder as it should appear on Senior Note)

[EXISTING BONDHOLDER]

By:	/s/ [Existing Bondholder Representative]
Name:
Title:

Principal Amount of Senior Subordinated Notes Surrendered:

Principal Amount of Subordinated Notes Surrendered:

[Signature Page to Exchange Agreement]